As filed with the Securities and Exchange Commission on May 25, 2005
                                                SEC Registration No. ___________
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  Delaware                      NEOMEDIA TECHNOLOGIES, INC.                    36-3680347
      (State or other jurisdiction of         (Name of issuer in its charter)               (I.R.S. Employer
       incorporation or organization)                                                      Identification No.)

                                                                                            Charles T. Jensen
                                                                                      2201 Second Street, Suite 402
       2201 Second Street, Suite 402                                                 Fort Myers, Florida 33901-3083
         Fort Myers, Florida 33901                                                           (239) 337-3434
               (239) 337-3434                              7373                      Telecopier No.: (239) 337-3668
      (Address and telephone number of         (Primary Standard Industrial      (Name, address, and telephone number of
 Registrant's principal executive offices)      Classification Code Number)                agent for service)

      Clayton E. Parker, Esq.                 Ronald S. Haligman, Esq.
    Kirkpatrick & Lockhart LLP       Kirkpatrick & Lockhart Nicholson Graham LLP
 201 S. Biscayne Blvd., Suite 2000        201 S. Biscayne Blvd., Suite 2000
          Miami, FL 33131                          Miami, FL 33131
   Telephone No.: (305) 539-3305            Telephone No.: (305) 539-3319
  Telecopier No.: (305) 358-7095           Telecopier No.: (305) 358-7095

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
                                                                          Proposed           Proposed
                                                                          Maximum            Maximum
                                                         Amount           Offering          Aggregate          Amount of
                                                         To be           Price per           Offering        Registration
Title of Securities to be Registered                 Registered(1)       Share (2)          Price (2)             Fee
----------------------------------------------------------------------------------------------------------------------------
Shares underlying warrants to purchase Common          54,000,000          $0.535        $28,890,000.00        $3,400.35
  Stock, par value $0.01 per share
----------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(1), using the average of the closing bid and ask prices of NeoMedia's common stock of $0.535 per share as reported in the Over-the-Counter Bulletin Board on May 20, 2005, which is a date within five business days of the date of this filing.

THE REGISTRANT HEREBY AMENDS THIS REGISTRAITON STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRAITON STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                       Subject to Completion or Amendment
                              Dated _________, 2005

                                54,000,000 Shares

                           NEOMEDIA TECHNOLOGIES, INC.

                   Warrants to Purchase Shares of Common Stock
--------------------------------------------------------------------------------

                54,000,000 Shares Underlying Warrants to Purchase
              Shares of Common Stock of NeoMedia Technologies, Inc.

--------------------------------------------------------------------------------

All of the shares of common stock offered in this Prospectus are being offered by the selling security holders in transactions as described in the plan of distribution. The Company will not receive any of the proceeds from the sales (other than exercise prices received upon the exercise of currently outstanding warrants, the underlying shares of which are being registered for sale hereunder).

Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol "NEOM". The last reported sale price of our common stock on the Over-the-Counter Bulletin Board on May 20, 2005 was $0.535 per share.

This investment in the common stock involves a high degree of risk. Please pay careful attention to all of the information in this Prospectus. In particular, you should carefully consider the discussion in the section entitled "Risk Factors" beginning on page 2 of this registration statement.

--------------------------------------------------------------------------------

NEITHER THE UNITED  STATES  SECURITIES  AND  EXCHANGE  COMMISSION  NOR ANY STATE
SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE DISTRIBUTED UNDER THIS REGISTRATION STATEMENT OR DETERMINED IF THIS REGISTRATION STATEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

The information in this registration statement is not complete and may be changed. NeoMedia may not distribute these securities until the registration statement filed with the United States Securities and Exchange Commission is declared effective. The registration statement is not and shall not constitute an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 The date of this Prospectus is ________, 2005.

                                TABLE OF CONTENTS

ABOUT THIS PROSPECTUS..........................................................1
ABOUT NEOMEDIA TECHNOLOGIES, INC...............................................1
RISK FACTORS...................................................................2
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS....................13
USE OF PROCEEDS...............................................................14
SELLING STOCKHOLDERS..........................................................15
PLAN OF DISTRIBUTION..........................................................16
EXPERTS.......................................................................17
WHERE YOU CAN FIND MORE INFORMATION...........................................18
INFORMATION WE INCORPORATE BY REFERENCE.......................................19
PART II - INFORMATION NOT REQUIRED IN PROSPECTUS............................II-1
   ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION....................II-1
   ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.......................II-1
   ITEM 16. EXHIBITS........................................................II-2
   ITEM 17. UNDERTAKINGS....................................................II-3

                              ABOUT THIS PROSPECTUS

      This Prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission ("SEC") registering for sale up to an aggregate of 54,000,000 shares of our common stock underlying warrants previously issued to the selling security holders. You should read both this Prospectus and any Prospectus Supplement together with the additional information under the heading "Where You can Find More Information."

      You should rely only on the information contained or incorporated by reference in this Prospectus and any Prospectus Supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or anyone to whom it is unlawful to make an offer or solicitation.

      You should not assume that the information contained in this Prospectus, as well as the information we previously filed with the Securities and Exchange Commission that is incorporated by reference herein, is accurate as of any date other than its respective date.

      The  terms   "NeoMedia,"   "we,"   "our,"  and  "us"  refer  to   NeoMedia
Technologies, Inc. and its subsidiaries unless the context suggests otherwise.

                        ABOUT NEOMEDIA TECHNOLOGIES, INC.

      NeoMedia develops proprietary technologies that link physical information and objects to the Internet marketed under our PaperClickTM brand name.

      NeoMedia is structured as three business units: NeoMedia Internet Software Service ("NISS"), NeoMedia Consulting and Integration Services ("NCIS"), and NeoMedia Micro Paint Repair ("NMPR").

      NISS is the core business and is based in the United States, with development and operating facilities in Fort Myers, Florida. NISS develops and supports our physical world to Internet core technology, including our linking "switch" and NeoMedia's application platforms. NISS also manages our intellectual property portfolio, including the identification and execution of licensing opportunities surrounding the patents.

      NCIS is the original business line upon which NeoMedia was organized. This unit resells client-server equipment and related software, and general and specialized consulting services. Systems integration services also identifies prospects for custom applications based on our products and services. These operations are based in Lisle, Illinois.

      NMPR (micro paint repair offerings) is the business unit encompassing the CSI International chemical line acquired during 2004. NMPR is attempting to commercialize its unique micro-paint repair solution. We completed the acquisition of CSI on February 6, 2004.

                                  RISK FACTORS

      In addition to the other information included in this registration statement, including the matters addressed in "Cautionary Statement Concerning Forward-Looking Statements," you should carefully consider the following risks before deciding whether to buy our common stock. If any of these risks actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our common stock to decline and you may lose part or all of your investment.

                      Risks Related to NeoMedia's Business

NeoMedia has Historically Lost Money and Losses May Continue

      We have incurred substantial losses since our inception, and anticipate continuing to incur substantial losses for the foreseeable future. We incurred a loss of $1,219,000 and $2,222,000 in the three-month periods ended March 31, 2005 and 2004, respectively, and a loss of $7,230,000 in the year ended December 31, 2004 and $5,382,000 in the year ended December 31, 2003. Our accumulated losses were approximately $84,596,000 and $83,377,000 as of March 31, 2005 and December 31, 2004, respectively. As of March 31, 2005 and December 31, 2004 and 2003, we had a working capital (deficit) of approximately ($3,295,000), ($2,597,000) and ($6,526,000), respectively. We had stockholders' equity (deficit) of $3,900,000, $4,392,000 and ($3,203,000) at March 31, 2005, and
December 31, 2004 and 2003, respectively. We generated revenues of $747,000, $350,000, $1,700,000 and $2,400,000 for the three-month periods ended March 31, 2005 and 2004, and the years ended December 31, 2004 and 2003, respectively. In addition, during the three-month periods ended March 31, 2005 and 2004, and the years ended December 31, 2004 and 2003, we recorded negative cash flows from operations of $1,660,000, $1,130,000, $4,650,000 and $2,979,000, respectively.
To succeed, we must develop new client and customer relationships and substantially increase our revenue derived from improved products and additional value-added services. We have expended, and to the extent we have available financing, we intend to continue to expend, substantial resources to develop and improve our products, increase our value-added services and to market our products and services. These development and marketing expenses must be incurred well in advance of the recognition of revenue. As a result, we may not be able to achieve or sustain profitability.

Our Independent Registered Public Accounting Firm Have Added Going Concern Language To Their Report On Our Consolidated Financial Statements, Which Means That We May Not Be Able To Continue Operations

      The report of Stonefield Josephson, Inc., our independent registered public accounting firm, with respect to our consolidated financial statements and the related notes for the years ended December 31, 2004 and 2003, indicates that, at the date of their report, we had suffered significant recurring losses from operations and our working capital deficit raised substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from this uncertainty.

There is Limited Information Upon Which Investors Can Evaluate Our Business Because The Physical-World-to-Internet Market Has Existed For Only A Short Period Of Time

      The physical-world-to-Internet market in which we operate is a recently developed market. Further, we have conducted operations in this market only since March 1996. Consequently, we have a relatively limited operating history upon which an investor may base an evaluation of our primary business and determine our prospects for achieving our intended business objectives. To date, we have realized limited sales of our physical-world-to-Internet products. We are prone to all of the risks inherent to the establishment of any new business venture, including unforeseen changes in our business plan. An investor should consider the likelihood of our future success to be highly speculative in light of our limited operating history in our primary market, as well as the limited resources, problems, expenses, risks, and complications frequently encountered by similarly situated companies in new and rapidly evolving markets, such as the physical-world-to-Internet space. To address these risks, we must, among other things:

      o     maintain and increase our client base;
      o implement and successfully execute our business and marketing strategy;
      o     continue to develop and upgrade our products;
      o     continually update and improve service offerings and features;
      o     respond to industry and competitive developments; and
      o     attract, retain, and motivate qualified personnel.

      We may not be successful in addressing these risks. If we are unable to do so, its business, prospects, financial condition, and results of operations would be materially and adversely affected.

Our Future Success Depends On The Timely Introduction Of New Products And The Acceptance Of These New Products In The Marketplace

      Rapid technological change and frequent new product introductions are typical for the markets we serve. Our future success will depend in large part on continuous, timely development and introduction of new products that address evolving market requirements. To the extent that we fail to introduce new and innovative products, we may lose market share to our competitors, which may be difficult to regain. Any inability, for technological or other reasons, to successfully develop and introduce new products could materially and adversely affect our business.

Our Common Stock Is Deemed To Be "Penny Stock," Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements

      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

      o     with a price of less than $5.00 per share;

      o     that are not traded on a "recognized" national exchange;

      o whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

      o in issuers with net tangible assets less than $2 million (if the issuer has been in continuous operation for at least three years) or $10 million (if in continuous operation for less than three years), or with average revenues of less than $6 million for the last three years.

      Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

We Are Uncertain Of The Success Of Our Internet Switching Software Business Unit And The Failure Of This Unit Would Negatively Affect The Price Of Our Stock

      We provide products and services that provide a link from physical objects, including printed material, to the Internet. We can provide no assurance that:

      o this Internet Switching Software business unit will ever achieve profitability;

      o our current product offerings will not be adversely affected by the focusing of its resources on the physical-world-to-Internet space; or

      o     the products we develop will obtain market acceptance.

      In the event that the Internet Switching Software business unit should never achieve profitability, that our current product offerings should so suffer, or that our products fail to obtain market acceptance, our business, prospects, financial condition, and results of operations would be materially adversely affected.

A Large Percentage Of Our Assets Are Intangible Assets, Which Will Have Little Or No Value If Our Operations Are Unsuccessful

      At March 31, 2005, and December 31, 2004 and 2003, approximately 27%, 49% and 65%, respectively, of our total assets were intangible assets, consisting primarily of rights related to our patents, other intellectual property, and chemical formulations, and proprietary process and goodwill related to the acquisition of CSI International, Inc. (now NeoMedia Micro Paint Repair). If our operations are unsuccessful, these assets will have little or no value, which would materially adversely affect the value of our stock and the ability of our stockholders to recoup their investments in our capital stock.

Our Physical-World-To-Internet Marketing Strategy Has Not Been Tested And May Not Result In Success

      To date, we have conducted limited marketing efforts directly relating to our NISS business unit. All of our marketing efforts have been largely untested in the marketplace, and may not result in sales of our products and services. To penetrate the markets in which it competes, we will have to exert significant efforts to create awareness of, and demand for, our products and services. With respect to our marketing efforts conducted directly, we intend to expand our sales staff upon the receipt of sufficient operating capital. Our failure to further develop our marketing capabilities and successfully market our products and services would have a material adverse effect on our business, prospects, financial condition, and results of operations.

Our Internally Developed Systems Are Inefficient And May Put Us At A Competitive Disadvantage

      We use internally developed technologies for a portion of its systems integration services, as well as the technologies required to interconnect our clients' and customers' physical-world-to-Internet systems and hardware with our own. As we develop these systems in order to integrate disparate systems and hardware on a case-by-case basis, these systems are inefficient and require a significant amount of customization. Such client and customer-specific customization is time consuming and costly and may place us at a competitive disadvantage when compared to competitors with more efficient systems.

We Could Fail to Attract Or Retain Key Personnel

      Our future success will depend in large part on its ability to attract, train, and retain additional highly skilled executive level management, creative, technical, and sales personnel. Competition is intense for these types of personnel from other technology companies and more established organizations, many of which have significantly larger operations and greater financial, marketing, human, and other resources than we have. We may not be successful in attracting and retaining qualified personnel on a timely basis, on competitive terms, or at all. Our failure to attract and retain qualified personnel could have a material adverse effect on its business, prospects, financial condition, and results of operations.

We Depend Upon Our Senior Management And Their Loss Or Unavailability Could Put Us At A Competitive Disadvantage

      Our success depends largely on the skills of certain key management and technical personnel, including Charles T. Jensen, NeoMedia's President, Chief Executive Officer and Chief Operating Officer, and Charles W. Fritz, NeoMedia's founder and Chairman of the Board of Directors. The loss of the services of Messrs. Jensen or Fritz could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain a key-man life insurance policy on Messrs. Jensen or Mr. Fritz.

We May Be Unsuccessful In Integrating Our Micro Paint Repair Business With Our Current Business

      The success of our Micro Paint Repair business unit could depend on the ability of our executive management to integrate the business plan with the business plan of our NCSI and NISS business units. The NMPR business unit operates in a separate industry from our other two business units.

We May Be Unable To Protect Our Intellectual Property Rights And May Be Liable For Infringing The Intellectual Property Rights Of Others

      Our success in the physical-world-to-Internet and the value-added systems integration markets is dependent upon our proprietary technology, including patents and other intellectual property, and on the ability to protect proprietary technology and other intellectual property rights. In addition, we must conduct our operations without infringing on the proprietary rights of third parties. We also intend to rely upon unpatented trade secrets and the know-how and expertise of its employees, as well as its patents. To protect our proprietary technology and other intellectual property, we rely primarily on a combination of the protections provided by applicable patent, copyright, trademark, and trade secret laws as well as on confidentiality procedures and licensing arrangements. We have seven patents for our physical-world-to-Internet technology, an additional six patents acquired with the purchase of Secure Source Technologies related to document security, and an additional four patents relating to mobile search and location-based advertising acquired from Loyaltypoint, Inc. in 2005. We also have several trademarks relating to our proprietary products. Although we believe that it has taken appropriate steps to protect our unpatented proprietary rights, including requiring that our employees and third parties who are granted access to NeoMedia's proprietary technology enter into confidentiality agreements, we can provide no assurance that these measures will be sufficient to protect our rights against third parties. Others may independently develop or otherwise acquire patented or unpatented technologies or products similar or superior to ours.

      We license from third parties certain software tools that are included in our services and products. If any of these licenses were terminated, we could be required to seek licenses for similar software from other third parties or develop these tools internally. We may not be able to obtain such licenses or develop such tools in a timely fashion, on acceptable terms, or at all. Companies participating in the software and Internet technology industries are frequently involved in disputes relating to intellectual property. We may in the future be required to defend our intellectual property rights against infringement, duplication, discovery, and misappropriation by third parties or to defend against third party claims of infringement. Likewise, disputes may arise in the future with respect to ownership of technology developed by employees who were previously employed by other companies. Any such litigation or disputes could result in substantial costs to, and a diversion of effort by, us. An adverse determination could subject us to significant liabilities to third parties, require us to seek licenses from, or pay royalties to, third parties, or require us to develop appropriate alternative technology. Some or all of these licenses may not be available to us on acceptable terms or at all, and we may be unable to develop alternate technology at an acceptable price or at all. Any of these events could have a material adverse effect on our business, prospects, financial condition, and results of operations.

We Are Exposed To Product Liability Claims And An Uninsured Claim Could Have A Material Adverse Effect On Our Business, Prospects, Financial Condition, And Results Of Operations, As Well As The Value Of Our Stock

      Many of our systems integration projects are critical to the operations of our clients' businesses. Any failure in a client's information system could result in a claim for substantial damages against us, regardless of our responsibility for such failure. We could, therefore, be subject to claims in connection with the products and services that we sell. We currently maintain product liability insurance. There can be no assurance that:

      o we have contractually limited our liability for such claims adequately or at all; or
      o we would have sufficient resources to satisfy any liability resulting from any such claim. The successful assertion of one or more large claims against us could have a material adverse effect on its business, prospects, financial condition, and results of operations.

We Will Not Pay Cash Dividends and Investors May Have To Sell Their Shares In Order To Realize Their Investment

      We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and marketing of our products and services. As a result, investors may have to sell their shares of common stock to realize their investment.

Some Provisions Of Our Certificate of Incorporation And bylaws May Deter Takeover Attempts, Which May Limit The Opportunity Of Our Stockholders To Sell Their Shares At A Premium To The Then-Current Market Price

      Some of the provisions of our Certificate of Incorporation and bylaws could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders by providing them with the opportunity to sell their shares at a premium to the then-current market price. On December 10, 1999, our Board of Directors adopted a stockholders rights plan and declared a non-taxable dividend of one right to acquire Series A Preferred Stock of NeoMedia, par value $0.01 per share, on each outstanding share of NeoMedia common stock to stockholders of record on December 10, 1999 and each share of common stock issued thereafter until a pre-defined hostile takeover date. The stockholder rights plan was adopted as an anti-takeover measure, commonly referred to as a "poison pill." The stockholder rights plan was designed to enable all stockholders not engaged in a hostile takeover attempt to receive fair and equal treatment in any proposed takeover of NeoMedia and to guard against partial or two-tiered tender offers, open market accumulations, and other hostile tactics to gain control of NeoMedia. The stockholders rights plan was not adopted in response to any effort to acquire control of NeoMedia at the time of adoption. This stockholders rights plan may have the effect of rendering more difficult, delaying, discouraging, preventing, or rendering more costly an acquisition of NeoMedia or a change in control of NeoMedia. Certain of our directors, officers and principal stockholders, Charles W. Fritz, William E. Fritz and The Fritz Family Limited Partnership and their holdings were exempted from the triggering provisions of our "poison pill" plan, as a result of the fact that, as of the plan's adoption, their holdings might have otherwise triggered the "poison pill".

      In addition, our Certificate of Incorporation authorizes the Board of Directors to designate and issue preferred stock, in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights, including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion, redemption rights, and sinking fund provisions.

      We are authorized to issue a total of 25,000,000 shares of Preferred Stock, par value $0.01 per share. We have no present plans for the issuance of any preferred stock. However, the issuance of any preferred stock could have a material adverse effect on the rights of holders of our common stock, and, therefore, could reduce the value of shares of our common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell our assets to, a third party. The ability of the Board of Directors to issue preferred stock could have the effect of rendering more difficult, delaying, discouraging, preventing, or rendering more costly an acquisition of NeoMedia or a change in NeoMedia's control thereby preserving control by the current stockholders.

                         Risks Relating To Our Industry

The Security of the Internet Poses Risks To The Success Of Our Entire Business

      Concerns over the security of the Internet and other electronic transactions, and the privacy of consumers and merchants, may inhibit the growth of the Internet and other online services generally, especially as a means of conducting commercial transactions, which may have a material adverse effect on our physical-world-to-Internet business.

We Will Only Be Able To Execute Our Physical-World-To-Internet Business Plan If Mobile Internet Usage and Electronic Commerce Continue To Grow

      Our future revenues and any future profits are substantially dependent upon the widespread acceptance and use of the mobile Internet, cellular telephones, and other online services as an effective medium of information and commerce. If use of the Internet and other online services does not continue to grow or grows more slowly than expected, or if the infrastructure for the mobile Internet and other online services does not effectively support the growth that may occur, or if the mobile Internet and other online services do not become a viable commercial marketplace, our physical-world-to-Internet business, and therefore our business, prospects, financial condition, and results of operations, could be materially adversely affected. Rapid growth in the use of, and interest in, the mobile Internet, the World Wide Web (the "Web"), and online services is a recent phenomenon, and may not continue on a lasting basis. In addition, customers may not adopt, and continue to use, the Internet, the Web and other online services as a medium of information retrieval or commerce. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty, and few services and products have generated profits. For us to be successful, consumers and businesses must be willing to accept and use novel and cost efficient ways of conducting business and exchanging information.

      In addition, the public in general may not accept the Internet, the Web and other online services as a viable commercial or information marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. To the extent that the Internet, the Web and other online networks continue to experience significant growth in the number of users, their frequency of use, or in their bandwidth requirements, the infrastructure for the Internet, the Web, and online networks may be unable to support the demands placed upon them. In addition, the Internet, the Web or other online networks could lose their viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or due to increased governmental regulation. Significant issues concerning the commercial and informational use of the Internet, the Web, and online networks technologies, including security, reliability, cost, ease of use, and quality of service, remain unresolved and may inhibit the growth of Internet business solutions that utilize these technologies. Changes in, or insufficient availability of, telecommunications services to support the Internet, the Web or other online services also could result in slower response times and adversely affect usage of the Internet, the Web and other online networks generally and NeoMedia's physical-world-to-Internet product and networks in particular.

We May Not Be Able To Adapt As The Internet, Physical-World-To-Internet, Equipment Resales And Systems Integrations Markets, And Customer Demands Continue To Evolve

      We may not be able to adapt as the Internet, physical-world-to-Internet, equipment resales and systems integration markets, and consumer demands continue to evolve. Our failure to respond in a timely manner to changing market conditions or client requirements would have a material adverse effect on our business, prospects, financial condition, and results of operations. The Internet, physical-world-to-Internet, equipment resales, and systems integration markets are characterized by:

      o     rapid technological change;

      o     changes in user and customer requirements and preferences;

      o     frequent  new  product  and  service  introductions   embodying  new
            technologies; and

      o     the emergence of new industry  standards  and  practices  that could
            render   proprietary    technology   and   hardware   and   software
            infrastructure obsolete.

      Our success will depend, in part, on our ability to:

      o enhance and improve the responsiveness and functionality of its products and services;

      o license or develop technologies useful in its business on a timely basis;

      o     enhance  its  existing  services,   and  develop  new  services  and
            technologies that address the increasingly sophisticated and varied needs of our prospective or current customers; and

      o respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

Our Competitors In The Micro Paint Repair Industry Could Duplicate Our Proprietary Processes

      Our success in the micro paint repair industry depends upon proprietary chemical products and processes. There is no guarantee that our competitors will not duplicate our proprietary processes.

We May Not Be Able To Compete Effectively In Markets Where Its Competitors Have More Resources

      While the market for physical-world-to-Internet technology is relatively new, it is already highly competitive and characterized by an increasing number of entrants that have introduced or developed products and services similar to those offered by us. We believe that competition will intensify and increase in the future. Our target market is rapidly evolving and is subject to continuous technological change. As a result, our competitors may be better positioned to address these developments or may react more favorably to these changes, which could have a material adverse effect on our business, prospects, financial condition, and results of operations.

      In addition, the equipment resales and systems integration markets are increasingly competitive. We compete in these industries on the basis of a number of factors, including the attractiveness of the services offered, the breadth and quality of these services, creative design and systems engineering expertise, pricing, technological innovation, and understanding clients' needs. A number of these factors are beyond our control. Existing or future competitors may develop or offer products or services that provide significant technological, creative, performance, price, or other advantages over the products and services offered by us.

      Many of our competitors in the Micro Paint Repair business have access to more financial resources as well. We may not be able to penetrate markets or market its products as effectively as our better-funded competitors.

      Many of our competitors have longer operating histories, larger customer bases, longer relationships with clients, and significantly greater financial, technical, marketing, and public relations resources than us. Based on total assets and annual revenues, we are significantly smaller than our two largest competitors in the physical-world-to-Internet industry, the primary focus of our business. Similarly, we compete against significantly larger and better-financed companies in the systems integration and equipment resale businesses, including the manufacturers of the equipment and technologies that we integrate and resell. If we compete with our primary competitors for the same geographical or institutional markets, their financial strength could prevent us from capturing those markets. We may not successfully compete in any market in which we conducts or may conduct operations. In addition, based on the increasing consolidation, price competition and participation of equipment manufacturers in the systems integration and equipment resales markets, we believe that we may no longer be able to compete effectively in these markets in the future. It is for this reason that we have increasingly focused its business plan on competing in the emerging market for physical-world-to-Internet products, as well as our micro paint repair business unit.

In The Future There Could Be Government Regulations And Legal Uncertainties Which Could Harm Our Business

      We are not currently subject to direct regulation by any government agency other than laws or regulations applicable generally to electronic commerce. Any new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services, could have a material adverse effect on our business, prospects, financial condition, and results of operations. Due to the increasing popularity and use of the Internet, the Web and other online services, federal, state, and local governments may adopt laws and regulations, or amend existing laws and regulations, with respect to the Internet or other online services covering issues such as taxation, user privacy, pricing, content, copyrights, distribution, and characteristics and quality of products and services. The growth and development of the market for electronic commerce may prompt calls for more stringent consumer protection laws to impose additional burdens on companies conducting business online. The adoption of any additional laws or regulations may decrease the growth of the Internet, the Web or other online services, which could, in turn, decrease the demand for our services and increase our cost of doing business, or otherwise have a material adverse effect on our business, prospects, financial condition, and results of operations. Moreover, the relevant governmental authorities have not resolved the applicability to the Internet, the Web and other online services of existing laws in various jurisdictions governing issues such as property ownership and personal privacy and it may take time to resolve these issues definitively.

      Certain of our proprietary technology allow for the storage of demographic data from our users. In 2000, the European Union adopted a directive addressing data privacy that may limit the collection and use of certain information regarding Internet users. This directive may limit our ability to collect and use information collected by our technology in certain European countries. In addition, the Federal Trade Commission and several state governments have investigated the use by certain Internet companies of personal information. We could incur significant additional expenses if new regulations regarding the use of personal information are introduced or if our privacy practices are investigated.

      In addition, certain of our micro paint solutions could be subject to environmental regulations.

                         Risks Specific To This Offering

      As of May 9, 2005, we had 449,497,162 shares of common stock outstanding, and options and warrants to purchase up to an aggregate 152,339,371 shares of common stock. We may also issue additional shares of common stock in connection with our pending acquisition of BSD Software, Inc. ("BSD"), and up to an additional 82,336,402 previously registered shares of common stock may be issued under our Standby Equity Distribution Agreement with Cornell Capital Partners, LP. On March 30, 2005, we and Cornell entered into a new Standby Equity Distribution Agreement under which Cornell agreed to purchase up to $100 million of our common stock over a two-year period, with the timing and amount of the purchase at our discretion. No shares underlying the new Standby Equity Distribution Agreement are registered with the SEC.

Upon Consummation Of The Pending Merger With BSD, Current BSD Stockholders May Sell Their Shares Of NeoMedia Common Stock To Be Received In the Merger In The Public Market, Which Sales May Cause Our Stock Price To Decline

      BSD's shareholders will receive, for each share of BSD stock owned, NeoMedia stock equivalent to .07 divided by the volume-weighted average price of NeoMedia stock for the five days prior to the effective time of the merger.
Based on 31,810,897 outstanding shares of BSD common stock and 449,497,162 outstanding shares of NeoMedia common stock as of May 9, 2005, and assuming a NeoMedia stock price of $0.617 (the volume-weighted average stock price for the five days preceding May 9, 2005), we would issue 3,610,556 shares of common stock to BSD shareholders. However, the actual exchange ratio will vary due to changes in NeoMedia's stock price and any additional issuances of common stock by BSD prior to the effective time of the merger, and will not be known until such effective time of the merger. Such holders may sell the shares of common stock being registered in this offering in the public market, which may cause our stock price to decline.

The Market Price Of Our Securities May Be Volatile

      As a result of the emerging and evolving nature of the markets in which we compete, as well as the current nature of the public markets and our current financial condition, our operating results may fluctuate materially, as a result of which quarter-to-quarter comparisons of our results of operations may not be meaningful. If in some future quarters, whether as a result of such a fluctuation or otherwise, our results of operations fall below the expectations of securities analysts and investors, the trading price of our common stock would likely be materially and adversely affected. An investor should not rely on our results of any interim period as an indication of our future performance. Additionally, our quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. Factors that may cause our quarterly results to fluctuate include, among others:

      o     the ability to retain existing clients and customers;

      o     the ability to attract new clients and customers at a steady rate;

      o     the ability to maintain client satisfaction;

      o the ability to motivate potential clients and customers to acquire and implement new technologies;

      o     the extent to which our products gain market acceptance;

      o     the timing and size of client and customer purchases;

      o     introductions of products and services by competitors;

      o     price competition in the markets in which we compete;

      o the pricing of hardware and software that we resell or integrate into our products;

      o the level of use of the mobile Internet and online services, as well as the rate of market acceptance of physical-world-to-Internet marketing;

      o the ability to upgrade and develop our systems and infrastructure in a timely and effective manner;

      o the ability to attract, train, and retain skilled management, strategic, technical, and creative professionals;

      o     the amount and timing of  operating  costs and capital  expenditures
            relating  to  the  expansion  of  our  business,   operations,   and
            infrastructure;

      o unanticipated technical, legal, and regulatory difficulties with respect to use of the Internet; and

      o general economic conditions and economic conditions specific to Internet technology usage and electronic commerce.

      Our common stock has traded as low as $0.01 and as high as $0.722 between January 1, 2003 and May 9, 2005. Since April 5, 2005, the approximate date that NeoMedia filed its initial information statement/prospectus relative to its acquisition of and merger with BSD, NeoMedia's stock has been subject to dramatic price volatility. Between April 5, 2005 and May 9, 2005, NeoMedia's stock has traded as low as $0.21 per share and as high as $0.72 per share. From time to time after this offering, the market price of our common stock may experience significant volatility. Our quarterly results, failure to meet analysts' expectations, announcements by us or our competitors regarding acquisitions or dispositions, loss of existing clients, new procedures or technology, changes in general conditions in the economy, and general market conditions could cause the market price of the common stock to fluctuate substantially. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the trading prices of equity securities of many technology companies. These price and volume fluctuations often have been unrelated to the operating performance of the affected companies.

NeoMedia common stock has been subject to dramatic price volatility since the filing of the information statement/prospectus relating to the merger with BSD

      Since April 5, 2005, the approximate date that NeoMedia filed its initial information statement/prospectus relative to its acquisition of and merger with BSD, NeoMedia's stock has been subject to dramatic price volatility. Between April 5, 2005 and May 9, 2005, NeoMedia's stock has traded as low as $0.21 per share and as high as $0.72 per share.

You May Suffer Significant Additional Dilution If Outstanding Options And Warrants Are Exercised

      As of May 4, 2005, we had outstanding stock options and warrants to purchase 152,706,871 shares of common stock, some of which have exercise prices at or below the price of our common shares on the public market. To the extent such options or warrants are exercised, there will be further dilution. In addition, in the event that any future financing should be in the form of, be convertible into, or exchangeable for, equity securities, and upon the exercise of options and warrants, investors may experience additional dilution.

You May Suffer Significant Dilution As A Result Of Our Standby Equity Distribution Agreement With Cornell Capital Partner, LP

      During the years ended December 31, 2004 and 2003, we sold 112,743,417 and 98,933,244 shares, respectively, under our Standby Equity Distribution Agreement (and the predecessor of the Standby Equity Distribution Agreement called an Equity Line of Credit) with Cornell Capital Partners, LP. To the extent that cash generated from operations does not meet our cash needs, we could continue to sell additional shares under the Standby Equity Distribution Agreement.

      On March 30, 2005, we entered into a new Standby Equity Distribution Agreement with Cornell under which Cornell agreed to purchase up to $100 million of our common stock over a two-year period, with the timing and amount of the purchase at our discretion. Also on March 30, 2005, we borrowed from Cornell the principal amount of $10,000,000 before discounts and fees in the form of a secured promissory note.

Future Sales Of Common Stock By Our Stockholders Could Adversely Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings

      The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market as a result of this offering, or the perception that these sales could occur. These sales also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Following the pending acquisition of BSD (assuming a NeoMedia stock price at the effective time of the merger of $0.637, which was the closing price on May 4, 2005), if we sold to Cornell
Capital Partners, LP the remainder of the 200,000,000 shares previously registered under its Standby Equity Distribution Agreement, and if all options and warrants were exercised, we would have up to 687,019,701 shares outstanding.

         Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. All 449,497,162 shares of common stock outstanding as of May 9, 2005, are, or upon effectiveness of this registration statement will be, freely tradable without restriction, unless held by our "affiliates."

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

      This registration statement contains or incorporates by reference certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are subject to risks and uncertainties, including those described under the section of this registration statement entitled "Risk Factors," many of which are beyond our control. Accordingly, actual results may differ materially from those expressed or implied in any such forward-looking statements. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend" and similar expressions may identify forward-looking statements.

      All forward-looking statements are qualified by the risks described under the section of this registration statement entitled "Risk Factors" which, if they develop into actual events, could have a material adverse effect on our business, financial condition or results of operations. In addition, investors should consider the other information contained in or incorporated by reference into this registration statement.

      These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors that may cause actual results to differ from those contemplated by the forward-looking statements include, among others, the following possibilities:

      o inability to protect intellectual property or license third party patents;

      o a significant increase in competitive pressures in the industries in which we compete;

      o     less   favorable   than  expected   general   economic  or  business
            conditions, both domestic and foreign, resulting in, among other things, lower than expected revenues;

      o     the impact of competitive products and pricing;

      o     the success of operating initiatives;

      o     availability of qualified personnel;

      o     changes in, or the failure to comply with,  government  regulations;
            and

      o     adverse changes in the securities markets.

      Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by forward-looking statements. Stockholders are cautioned not to place undue reliance on these statements, which speak only as of the date of this registration statement or, in the case of documents incorporated by reference, the date of such documents.

      We undertake no obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this registration statement to reflect circumstances existing after the date of this registration statement or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized, except as may be required by securities law.

                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of shares of common stock by the selling securityholders. We will, however, receive proceeds from the exercise of the warrants held by the selling security holders.

                              SELLING STOCKHOLDERS

      The following table presents information regarding the selling stockholders. The table identifies the selling stockholders. None of the selling stockholders have held a position or office, or had any other material relationship, with us, except as described below.

      Absent registration under the Securities Act, the shares of common stock offered herein are subject to certain limitations on resale. The Registration Statement of which this Prospectus forms a part has been filed in satisfaction of certain registration rights we granted to the entities listed below. The following table assumes that the entities listed below will sell all of the common stock offered herein set forth opposite their respective names.

      o Cornell Capital Partners, LP is the holder of a warrant to purchase 50,000,000 shares of our common stock. Mark Angelo, the portfolio manager of Cornell Capital Partners LP, is the natural person who exercises voting and/or dispositive powers over the shares held by Cornell Capital Partners LP.

      o Thornhill Capital LLC provides financial consulting services for NeoMedia. The shares of common stock being registered in the accompanying registration statement were granted as compensation to Thornhill Capital LLC for the securing of financing on behalf of NeoMedia. Martha Refkin, the president of Thornhill Capital LLC, is the natural person who exercises voting and/or dispositive powers over the shares held by Thornhill Capital LLC.

      The table follows:

                                                                 Percentage of
                                                                  Outstanding
                                                                     Shares                           Percentage of
                                           Shares                 Beneficially                           Shares
                                        Beneficially                 Owned          Shares to be      Beneficially
                                        Owned Before                 Before          Sold in the       Owned after
Selling Stockholders                      Offering                Offering (1)        Offering        Offering (1)
--------------------                      --------                ------------        --------        ------------
Cornell Capital Partners LP           49,278,126  (2)                 9.9%           50,000,000               0%

Thornhill Capital LLC                 17,000,000  (3)                 3.6%            4,000,000             2.8%
                                      ----------                      ---             ---------             ---

TOTAL                                 66,278,126                     14.8%           54,000,000             2.8%
                                      ==========                     ====            ==========             ===

----------

(1) Applicable percentage of ownership is based on 449,497,162 shares of common stock outstanding as of May 9, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of May 9, 2005, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of May 9, 2005, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The common stock is the only outstanding class of equity securities of NeoMedia.

(2) Ownership before the offering consists of 49,278,126 warrants to purchase shares of our common stock at an exercise price of $0.20 per share. Cornell Capital Partners LP holds a warrant to purchase up to 50,000,000 shares of NeoMedia common stock at $0.20 per share, however, the warrant contains a provision that Cornell may not own more than 9.9% of the outstanding shares of NeoMedia. Beneficial ownership is therefore limited to 9.9% of NeoMedia's outstanding shares. The address of the referenced shareholder is 101 Hudson Street, Suite 3606, Jersey City, NJ, 07302.

(3) Ownership before the offering consists of 9,000,000 warrants to purchase shares of common stock at an exercise price of $0.01 per share, 4,000,000 warrants to purchase shares of common stock at an exercise price of $0.11 per share, and 4,000,000 warrants to purchase shares of common stock at an exercise price of $0.227 per share. The address of the referenced holder(s) is c/o Martha Refkin, 10435 Via Balestri Dr., Miromar Lakes, FL 33913.

                              PLAN OF DISTRIBUTION

      The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the OTC Bulletin Board or in any other market on which the price of our shares of common stock are quoted or
(ii) in transactions otherwise than on the OTC Bulletin Board or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

      Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We estimate that the expenses of the offering to be borne by us will be approximately $37,500. The offering expenses consist of: printing expenses of $2,500, accounting fees of $15,000, legal fees of $15,000 and miscellaneous expenses of $5,000. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive the exercise price of $0.20 per share upon exercise of 50,000,000 warrants being registered in the name of Cornell Capital Partners LP, the exercise price of $0.227 per share upon exercise of 4,000,000 warrants being registered in the name of Thornhill Capital LLC and the exercise price of $0.01 per share upon exercise of 9,000,000 warrants being registered in the name of Thornhill Capital LLC.

      The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

                                  LEGAL MATTERS

      The validity of the shares of common stock offered hereby as to their being fully paid, legally issued and non-assessable will be passed upon for NeoMedia by Kirkpatrick & Lockhart Nicholson Graham LLP.

                                     EXPERTS

      The audited consolidated financial statements of NeoMedia Technologies, Inc. and its subsidiaries for the years ended December 31, 2004 and 2003 have been audited by Stonefield Josephson, Inc., independent registered public accounting firm, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report, which includes an explanatory paragraph with respect to the uncertainty regarding NeoMedia's ability to continue as a going concern, as discussed in Note 1 to the consolidated financial statements.

      The audited consolidated financial statements of CSI International, Inc. for the years ended August 31, 2003 and 2002 have been audited by Eisner LLP, Independent Registered Public Accounting Firm, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements, and other documents with the United States Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the operation of the Public Reference Room. The SEC maintains a website at www.sec.gov where certain information regarding issuers, including NeoMedia, may be found. Our website is www.neom.com.

      We have filed with the Commission a registration statement, which contains this prospectus, on Form S-3 under the Securities Act of 1933. The registration statement relates to the common stock offered by the selling stockholders. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to NeoMedia and the common stock. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the registration statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the SEC, as described in the preceding paragraph.

      As allowed by SEC rules, this registration statement does not contain all the information you can find in the registration statement on Form S-3 filed by NeoMedia and the exhibits to the registration statement. The SEC allows NeoMedia to "incorporate by reference" information into this registration statement, which means that NeoMedia can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this registration statement, except for any information superseded by information in this registration statement. This registration statement incorporates by reference the documents set forth below that NeoMedia has previously filed with the SEC. These documents contain important information about the companies and their financial condition.

      This registration statement incorporates important business and financial information about NeoMedia from documents that are not included in or delivered with this registration statement. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this registration statement by requesting them in writing, by telephone or by e-mail from the Company at the following address:

                           NeoMedia Technologies, Inc.
                           2201 Second Street, Suite 402
                           Ft. Myers, FL 33901
                           Attention: CFO
                           Telephone: (239) 337-3434
                           Telecopier: (239) 337-3668

                     INFORMATION WE INCORPORATE BY REFERENCE

      Some of the important business and financial information that you may want to consider is not included in this prospectus, but rather is "incorporated by reference" to documents that have been filed by us with the Securities and Exchange Commission pursuant to the Exchange Act of 1934. The information that is incorporated by reference consists of:

      o Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004;

      o Quarterly Report on Form 10-QSB for the three months ended March 31, 2005;

      o Current Reports on Form 8-K filed on April 22, 2005, April 13, 2005, April 1, 2005, March 31, 2005, March 24, 2005, and March 1, 2005;

      o The description of our common stock contained in our Form 8-A filed with SEC on November 18, 1996 (File No. 000-21743).

      All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement and prior to the effectiveness of the registration statement and subsequent to the date of this prospectus and prior to the termination of this offering, shall be deemed incorporated by reference in this prospectus and made a part hereof from the date of filing of those documents. Any statement contained in a document incorporated or deemed incorporated by reference in this prospectus shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed incorporated by reference herein or in any prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      We will provide without charge to each person who is delivered a prospectus, on written or oral request, a copy of any or all of the documents incorporated by reference herein (other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents). Requests for copies should be directed to Investor Relations, NeoMedia
Technologies,  Inc.,  2201 Second  Street,  Suite 402,  Ft.  Myers,  FL,  33901,
Telephone: (239) 337-3434.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all expenses in connection with this offering.

      Printing and Engraving Expenses                              $ 2,500
      Accounting Fees and Expenses                                  15,000
      Legal Fees and Expenses                                       15,000
      Miscellaneous                                                  5,000
                                                                   -------
      TOTAL                                                        $37,500
                                                                   =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      As permitted by the Delaware General Corporation Law (the "DGCL"), we have included in our Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, except for liability (i) for any breach of the director's duty of loyalty to NeoMedia or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision is to eliminate the rights of NeoMedia and our stockholders (through stockholders' derivative suits on behalf of NeoMedia) to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in the situations described in clauses (i) through (iv) above. This provision does not limit nor eliminate the rights of NeoMedia or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws.

      The Certificate of Incorporation and the bylaws of NeoMedia provide that it is required and permitted to indemnify our officers and directors, employees and agents under certain circumstances. In addition, if permitted by law, we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them in their capacity as a director or officer for which they may be indemnified upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of NeoMedia in which indemnification would be required or permitted.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers or controlling persons of NeoMedia pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS

      (a) The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.    Description                                            Location
-----------    -----------                                            --------
5.1            Opinion re: legality                                   Provided herewith

23.1           Consent of Stonefield Josephson, Inc., independent     Provided herewith
               Registered Public Accounting Firm of NeoMedia
               Technologies, Inc.

ITEM 17. UNDERTAKINGS

      The undersigned registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act"); ---

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) Include any additional or changed material information on the plan of distribution;

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Myers, State of Florida, on May 20, 2005.

                                       NEOMEDIA TECHNOLOGIES, INC.

                                       By: /s/ Charles T. Jensen
                                           -------------------------------------
                                           Charles T. Jensen
                                           President, Chief Executive Officer
                                           and Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES                                  TITLE                                    DATE

/s/ Charles T. Jensen                       President, Chief Executive Officer,
------------------------------------        and Director                             May 20, 2005
Charles T. Jensen

/s/ Charles W. Fritz                        Chairman of the Board
------------------------------------
Charles W. Fritz                                                                     May 20, 2005

/s/ David A. Dodge                          Vice-President and Chief
------------------------------------        Financial Officer                        May 20, 2005
David A. Dodge

/s/ William E. Fritz                        Director                                 May 20, 2005
------------------------------------
William E. Fritz

/s/ Hayes Barclay.                          Director
------------------------------------                                                 May 20, 2005
Hayes Barclay

/s/ James J. Keil.                          Director                                 May 20, 2005
------------------------------------
James J. Keil